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                                POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, being duly elected Directors and/or Officers of Golden American Life Insurance Company ("Golden American"), constitute and appoint, Kimberly J. Smith and Marilyn Talman, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him in his name, place and stead, in any and all capacities, to sign the following Golden American registration statements, and current amendments to registration statements, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as she might or could do in person, hereby ratifying and affirming all that said attorneys-in-fact and agents, or any of them, or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof:

o Post-Effective Amendment No. 16 to Golden American's Registration Statement on Form N-4 (No. 333-28769; 811-5626) for registration of Contracts under Separate Account B.

o Post-Effective Amendment No. 14 to Golden American's Registration Statement on Form N-4 (No. 333-28679; 811-5626) for registration of Contracts under Separate Account B.

o Golden American Initial Registration Statement on Form S-1 (No. 333-____) for registration of fixed account interests as described in the prospectus named Golden American Fixed Account I.

o Golden American Initial Registration Statement on Form S-1 (No. 333-____) for registration of fixed account interests as described in the prospectus named Golden American Fixed Account II.

o Golden American Initial Registration Statement on Form S-1 (No. 333-____) for registration of fixed account interests as described in the prospectus named SmartDesign Fixed Account I.


Signature                          Title                             Date
---------                          -----                             ----
/s/ Robert C. Salipante      Director                          February 4, 2002
-----------------------
Robert C. Salipante

/s/Wayne R. Huneke           Director, Senior Vice President   February 5, 2002
-----------------------       and Chief Financial Officer
Wayne R. Huneke

/s/Thomas J. McInerney       Director Chief Executive          February 5, 2002
-----------------------       Officer
Thomas J. McInerney

/s/Phillip R. Lowery         Director                          February 6, 2002
-----------------------
Phillip R. Lowery

/s/Mark A. Tullis            Director                          February 6, 2002
-----------------------
Mark A. Tullis


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